Exhibit 10.7

BATS GLOBAL MARKETS, INC.
2016 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD
___________________, ____

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibits A and B (the Grant Letter and Exhibits A and B together constituting this “Agreement”), Bats Global Markets, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of Restricted Stock (the “Award”). The Award is granted under and is subject to the Bats Global Markets, Inc. 2016 Omnibus Incentive Plan (the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall control.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
SHARES SUBJECT TO AWARD:
VESTING TERMS:

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Thad Prososki, VP, Human Resources, via telephone at 913.815.7183, or via email at tprososki@bats.com. If not, please sign and date this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BATS GLOBAL MARKETS, INC.
By:
	Name:	Chris Concannon
	Title:	CEO

Name

Date:

EXHIBIT A
BATS GLOBAL MARKETS, INC.
RESTRICTED STOCK AGREEMENT
THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between Bats Global Markets, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.
WHEREAS, the Participant has been granted the Award under the Plan;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
1.Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby awarded the number of Shares of Restricted Stock set forth in the Grant Letter, subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of the date set forth in the Grant Letter.
2.Terms and Conditions.  It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:
(a)Vesting of Award. The Award shall vest as set forth in the Grant Letter. Any adjustments to the Shares under Section 5(c) of the Plan shall be subject to the vesting schedule set forth herein and shall be paid to the Participant upon any vesting of the Award set forth hereunder in respect of which such dividends or other amounts are payable. Notwithstanding the foregoing, all regular cash dividends (i.e., not extraordinary dividends or dividends paid in property other than cash) will not be subject to the vesting schedule set forth herein and will be paid on a current basis on the same terms applicable to other Company stockholders.
(b)Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company. Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting of the Award or waive any term or condition of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Award.
(c)Change of Control. Notwithstanding any provision of this Agreement to the contrary, if, within twelve (12) months following a Change of Control, the Award (or a substitute award) remains outstanding and the Participant incurs a Termination of Service without Cause or for Good Reason, the Award shall become immediately vested in full and all restrictions shall lapse upon such Termination of Service. For purposes of this Agreement, “Good Reason” means “Good Reason” as defined in the Participant’s employment or similar agreement with the Company, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent: (i) a material reduction in the Participant’s base compensation or bonus opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company, (ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s current principal place of employment or service or (iii) a material reduction in the Participant’s title, duties, responsibilities or authority.

(d)Death; Disability. In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, the Award shall fully vest on the date of such Termination of Service.
(e)Evidence of Award. The Company shall record the Award on its books and records, in a manner generally consistent with its procedures for recording stock ownership, which may include book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of the Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
(f)No Right to Continued Employment. This Award shall not confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary nor shall this Award interfere with the right of the Company or any Subsidiary to terminate the Participant’s employment at any time.
(g)No Right to Future Awards. The Participant acknowledges that the Award is a one-time extraordinary award and does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make, or not to make, additional grants of Shares under the Plan.
3.Transfer of Shares. Any vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.
4.Tax Liability; Withholding Requirements.
(a)The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt or vesting (or, as set forth below, the date of an election by the Participant under Section 83(b)) of any restricted stock granted hereunder.
(b)The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the restricted stock and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. The Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which such requirement arises, a number of Shares or other benefits to which the Participant is otherwise entitled and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.
5.Section 83(b) Election. The Participant may elect to be taxed on the Grant Date with respect to Restricted Stock rather than when such restrictions lapse by filing an election under Section 83(b) of the Code in a form similar to that set forth in Exhibit B hereto with the Internal Revenue Service within thirty (30) days after the Grant Date.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS

REPRESENTATIVES MAKE THIS FILING ON THE PARTICIPANT’S BEHALF. THE PARTICIPANT IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.
6.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
7.Forfeiture Upon Breach of Certain Other Agreements. The Participant’s breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation, and return of any Shares (whether or not otherwise vested) held by the Participant.
8.Recoupment/Clawback. This Award may be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement, as it may be established or amended from time to time.
9.References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
10.Miscellaneous.
(a)Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Bats Global Markets, Inc.
8050 Marshall Drive, Suite 120
Lenexa, KS 66214
Attention: General Counsel
Facsimile: (913) 815-7119
If to the Participant:
At the Participant’s most recent address shown on the Company’s corporate records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.
(b)Entire Agreement. This Award Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)Severability. If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.
(d)Amendment; Waiver. No amendment or modification of any provision of this Award Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant, provided that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(e)Assignment. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)Successors and Assigns; No Third-Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.
(g)Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. By acknowledging this Award Agreement electronically or signing it manually, as applicable, the Participant waives any right that the Participant may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Award Agreement or the Plan.
(h)Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Stock pursuant to this Award Agreement. The Participant acknowledges receipt of a copy of the Plan and this Award Agreement and understands that material definitions and provisions concerning the Restricted Stock and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Award Agreement and the Plan.
(i)Dispute Resolution. Except as provided in the last sentence of this paragraph to the fullest extent permitted by law, the Company and each Participant agree to waive their rights to seek remedies in court, including but not limited to rights to a trial by jury. The Company and each Participant agree that any dispute between or among them and/or their affiliates arising out of, relating to or in connection with this Plan will be resolved in accordance with a confidential two-step dispute resolution procedure involving: (a) Step One: non-binding mediation, and (b) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. § 1, et. seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be under the auspices of the American Arbitration Association (“AAA”) pursuant to its then current AAA Commercial Arbitration Rules. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in the city/location selected by the

Company in its sole discretion. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single AAA arbitrator, selected by the Company in its sole discretion. Any award rendered by the arbitrator, including with respect to responsibility for AAA charges (including the costs of the mediator and arbitrator), will be final and binding, and judgment may be entered on it in any court of competent jurisdiction. In the unlikely event the AAA refuses to accept jurisdiction over a dispute, the Company and each Grantee agree to submit to JAMS mediation and arbitration applying the JAMS equivalent of the AAA Commercial Arbitration Rules. If AAA and JAMS refuse to accept jurisdiction, the parties may litigate in a court of competent jurisdiction.
(j)    Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

EXHIBIT B
Election to Include in Gross Income for Year of
Transfer of Property Pursuant to Section 83(b)
of the Internal Revenue Code
FILE ONE COPY WITH YOUR EMPLOYER AND ONE COPY WITH IRS OFFICE WHERE YOU FILE YOUR TAX RETURN WITHIN 30 DAYS OF DATE OF TRANSFER SHOWN IN ITEM 3 BELOW AND ATTACH ONE COPY TO YOUR TAX RETURN. THE FILING WITH THE IRS OFFICE SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name

Address

Social Security Number

2.	Description of property with respect to which the election is being made:
______ Shares of Voting Common Stock of Bats Global Markets, Inc., subject to the restrictions set forth in paragraph 4 below (“Restricted Stock”).

3.	Date on which property was transferred is _________ __, 20___.

4.	Nature of restrictions to which property is subject:
The property is Restricted Stock acquired under the Bats Global Markets, Inc. 2016 Omnibus Incentive Plan which is not transferable and is subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code upon a termination of employment occurring prior to _________ __, 20___.
5.    The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____.

6.    The amount paid by taxpayer for said property is $____.
7.    A copy of this statement has been furnished to:

Name of Employer

Dated: _________ __, 20___
(Signature of Taxpayer)